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                                                                    Exhibit 23.3

               [NETHERLAND, SEWELL & ASSOCIATES, INC. Letterhead]


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


We hereby consent to the incorporation by reference on Form 10-K of Calpine Corporation (the "Company") and to the references to this firm for the Company's estimated domestic proved reserves contained on Form 10-K for the year ended December 31, 2002.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ J. Carter Henson, Jr.
                                            ---------------------------------
                                        J. Carter Henson, Jr.
                                        Senior Vice President


Houston, Texas
March 25, 2003